Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form F-3 of Connect Biopharma Holdings Limited of our report dated March 31, 2022 relating to the financial statements, which appears in Connect Biopharma Holdings Limited’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

June 17, 2022